Exhibit 4.2

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

Fifth Supplemental Indenture, dated as of June 10, 2024 (this “Fifth Supplemental Indenture”), by and among KKR Group Finance Co. XI LLC, a Delaware limited liability company (the “Company”), the guarantors party hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, and the Trustee are parties to an indenture, dated as of April 26, 2022 (the “Base Indenture”), as supplemented by a second supplemental indenture, dated as of May 31, 2022 (the “Second Supplemental Indenture”), and a fourth supplemental indenture, dated as of May 30, 2024, by and among the Company, the Guarantors and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of ¥44,600,000,000 aggregate principal amount of 1.559% Senior Notes due 2029, ¥1,000,000,000 aggregate principal amount of 1.762% Senior Notes due 2031, ¥26,200,000,000 aggregate principal amount of 2.083% Senior Notes due 2034, ¥10,000,000,000 aggregate principal amount of 2.719% Senior Notes due 2044 and ¥9,600,000,000 aggregate principal amount of 3.008% Senior Notes due 2054 (the “Notes”);

WHEREAS, pursuant to Section 9.01(o) of the Base Indenture, as supplemented by Section 8.01 of the Fourth Supplemental Indenture, the Company, the Guarantors and the Trustee may, without the consent of any Holders, enter into this Fifth Supplemental Indenture for the purposes of conforming the Indenture to the Description of the Notes contained in the Company’s offering memorandum dated May 23, 2024; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Amendments to the Fourth Supplemental Indenture.  Each of the parties hereto agrees that the Fourth Supplemental Indenture and related provisions of the Notes are hereby amended as set forth below:

(a)          Section 5.01 of the Fourth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (“Revised Section 5.01”):

“Section 5.01.          Optional Redemption

(a)          On or after March 30, 2031 (two months prior to their maturity date) (the “2031 Notes Par Call Date”), the Company may redeem the 2031 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued and unpaid interest on the principal amount of the 2031 Notes being redeemed to, but not including, the redemption date.

(b)          On or after February 28, 2034 (three months prior to their maturity date) (the “2034 Notes Par Call Date”), the Company may redeem the 2034 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to 100% of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest on the principal amount of the 2034 Notes being redeemed to, but not including, the redemption date.

(c)          On or after November 27, 2043 (six months prior to their maturity date) (the “2044 Notes Par Call Date”), the Company may redeem the 2044 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to 100% of the principal amount of the 2044 Notes being redeemed plus accrued and unpaid interest on the principal amount of the 2044 Notes being redeemed to, but not including, the redemption date.

(d)          On or after November 29, 2053 (six months prior to their maturity date) (the “2054 Notes Par Call Date”), the Company may redeem the 2054 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to 100% of the principal amount of the 2054 Notes being redeemed plus accrued and unpaid interest on the principal amount of the 2054 Notes being redeemed to, but not including, the redemption date.

(e)          The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to the preceding paragraphs in this Section 5.01 as soon as practicable after the calculation thereof and the Trustee shall have no responsibility for such calculation. Any notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction.

(f)          [Reserved].

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(g)          The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(h)          Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the series of Notes to be redeemed.

(i)           In the case of a partial redemption, selection of the Notes of the applicable series for redemption shall be made by lot.”

(b)         Other provisions of the Fourth Supplemental Indenture and the Notes relating to optional redemption of the Notes and intended to conform to the provisions of Section 5.01 are hereby deemed amended where applicable to conform to the provisions of Revised Section 5.01.

3.           Execution as Supplemental Indenture.   This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Base Indenture, forms a part thereof.

4.           Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.  All rights, protections, privileges and indemnities granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Fifth Supplemental Indenture.

5.           Separability Clause.  In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.           Successors and Assigns.  All covenants and agreements in this Fifth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

7.           Execution and Counterparts.  This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fifth Supplemental Indenture or any document to be signed in connection with this Fifth Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-

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based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8.           Governing Law.  This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

9.           Headings.  The headings of the sections in this Fifth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

KKR GROUP FINANCE CO. XI LLC, as the Company

By:	/s/ James Rudy
	Name:	James Rudy
	Title:	Authorized Signatory

[Signature Page to Fifth Supplemental Indenture]

KKR & CO. INC., as Guarantor,

By:	/s/ James Rudy
	Name:	James Rudy
	Title:	Authorized Signatory

[Signature Page to Fifth Supplemental Indenture]

KKR GROUP PARTNERSHIP L.P., as Guarantor,

By:	KKR Group Holdings Corp., as its general partner

By:	/s/ James Rudy
	Name:	James Rudy
	Title:	Authorized Signatory

[Signature Page to Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
	Name:	Ann M. Dolezal
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]